SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: May 6, 2004


                           CHINA NET TV HOLDINGS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


Nevada                            000-26217                   98-0203170
------------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                           Suite 916, Cathedral Place
                            825 West Georgia Street
                         Vancouver, B.C. Canada V6C 3L2
          -----------------------------------------------------------
             (Address of principal executive offices) (Postal Code)


Registrant's telephone number, including area code:   (604) 688-6999
                                                      --------------



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Item 1.   Changes in Control of Registrant

              None.


Item 2.   Acquisition or Disposition of Assets

              None.


Item 3.   Bankruptcy or Receivership

              None.


Item 4.   Changes in Registrant's Certifying Accountant

              None.


Item 5.     Other Events

     A Stock Option Agreement between China NetTV Holdings, Inc. and Maurice Tsakok was made on July 5, 2003. This Agreement grants Maurice Tsakok the option to purchase all or any part of an aggregate of 1,000,000 common shares at $0.05 per share. The Option may be exercised until the expiry date of July 4, 2006.


Item 6.     Resignation and Appointment of Directors

              None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                        EX-10.1 Stock Option Agreement between China NetTV
                                Holdings, Inc. and Maurice Tsakok

                        EX-10.2 Stock Option Agreement between China NetTV
                                Holdings, Inc. and Xiuru Xie


Item 8.  Change in Fiscal Year.

        None.


Item 9.  Regulation FD Disclosure.

        None.


Item 10. Amendments to the Registrant's Code of Ethics, Waiver of a Provision of the Code of Ethics

        None.


Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
Plans

        None


Item 12.  Results of Operations and Financial Condition.

        None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2004                   CHINA NET TV HOLDINGS, INC.



                                    By: /s/ Jie Yang
                                        ----------------------------------------
                                         Jie Yang, Vice President